Contact: Dilek Mir Director, Business Development & Investor Relations dmir@radient-pharma.com (Tel:) 714.881.0244

Radient Pharmaceuticals Appoints Biotech Executive Dr. Leonard Reyno to its Board of Directors

TUSTIN, CA—August 22, 2011 - Radient Pharmaceuticals Corporation “the Company” or “Radient” (OTCQX:RXPC) (OTCPK:RXPC), a developer and marketer of In Vitro Diagnostic (IVD) cancer tests, today announced the appointment of biotech executive Leonard M. J. Reyno, M.D. to its Board of Directors. Dr. Reyno replaces Minghui Jia, who resigned from the Company’s Board of Directors effective August 19th, 2011.

Dr. Reyno has extensive executive experience in the biotech industry, as well as having served as a professor of medicine and oncology, and had his own oncology practice. Dr. Reyno received numerous awards and honors in oncology, served as a reviewer for several key scientific journals, and has published numerous papers in peer reviewed journals and abstracts, as well as having been a guest presenter and lecturer at dozens of medical and biotech conferences.

As a biotech executive, Dr. Reyno currently serves as the Senior Vice President and Chief Medical Officer for Clinical Research and Development at Agensys, Inc. and Chief Medical Officer for Oncology at Astellas Pharma. Agensys is a wholly-owned subsidiary of Astellas Pharma US, the US affiliate of Astellas Pharma Inc., Japan’s second largest pharmaceutical company. Astellas Pharma currently has a $17 billion market capitalization and is ranked within the top 20 pharmaceutical companies in the global market. Prior to Astellas Pharma, Dr. Reyno was Senior Director of Clinical Development at Novacea; was Medical Director, Lead Clinical Scientist on the Herceptin Team, Bio-Oncology at Genentech; and served as Global Director, Oncology Therapeutic Area for Aventis.

“Onko-Sure® is a product that has significant merit for its FDA cleared-indication in colorectal cancer. Beyond that indication I see Radient’s diagnostic technology as a platform which has potential to become a widely used diagnostic across numerous cancers. I am pleased to join the board of Radient to support moving the test towards wider market adoption,” stated Dr. Leonard Reyno.

Radient’s Chairman and CEO, Douglas MacLellan, added, “The addition of Dr. Reyno to our board fortifies Radient with additional expertise in the field of oncology, research and development and scientific outreach, as well as advise on the commercialization of our diagnostic product. Dr. Reyno has deep and extensive knowledge and experience of the entire biotech oncology space. He is a very valuable addition to our team. We welcome him aboard.”

Dr. Reyno is a Member of the American Society of Clinical Oncology and an Associate Member of the American Association for Cancer Research. He has served as a reviewer for peer reviewed scientific journals including Journal of Clinical Oncology, Cancer Chemotherapy and Pharmacology, and International Journal of Cancer.

For additional information on Radient Pharmaceuticals Corporation and its products visit: www.radient-pharma.com or e-mail info@radient-pharma.com. For Investor Relations contact Dilek Mir at: ir@radient-pharma.com or 714-881-0244.

The following table is intended to provide the latest information on Radient’s business metrics.

RPC’s Business Metrics
Cash on hand: $720,000* *Approximate amount as of August 19, 2011.
Shares Outstanding: 198 million* *Approximate number as of August 19, 2011. 750 million shares to be fully authorized.
Outstanding Warrants & Options: 111 million* *Approximate number as of August 19, 2011

About Radient Pharmaceuticals:

Headquartered in Tustin, California, Radient Pharmaceuticals Corporation is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure® cancer test kit for colorectal cancer treatment and recurrence monitoring. The Company's focus is on the discovery, development and commercialization of unique high-value diagnostic tests that will help physicians answer important clinical questions related to early disease state detection, treatment strategy, and the monitoring of disease progression or recurrence. To learn more about our company, products, and potentially life-saving cancer test, visit www.radient-pharma.com.

Forward-Looking Statements:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

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